Exhibit 99.1

Medley Capital Corporation Responds to Notice of Non-Compliance with NYSE Trading Share Price Listing Standard Rules

NEW YORK, NY (April 16, 2020) - Medley Capital Corporation (NYSE: MCC) (TASE: MCC) (the “Company”) announced today that, on April 10, 2020, the Company received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), over the prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”). The Company is in compliance with all other NYSE continued listing standard rules.

As required by NYSE rules, the Company has notified the NYSE of its receipt of the Notice and its intention to cure the share price non-compliance through a reverse stock split. The Company considered all available options in order to regain compliance with the requirements of Section 802.01C. Based upon its review, the Company’s board of directors has determined to propose a reverse stock split for stockholder approval at the Company’s 2020 annual meeting of stockholders. The Company has a period of six months following its receipt of the Notice to regain compliance with the minimum share price requirement. If stockholder approval is required to cure the share price non-compliance, as is the case to effectuate a reverse stock split, the Company must obtain stockholder approval no later than its annual meeting of stockholders and promptly implement the action thereafter.

The Company can regain compliance if, on the last trading day of any calendar month during the cure period, the Common Stock has (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month. If the Company effectuates a reverse stock split following the approval of its stockholders, it will regain compliance with Section 802.01C if the Company’s price per share promptly exceeds $1.00 per share, and remains above that level for at least the following 30 trading days.

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC) and the Tel Aviv Stock Exchange (TASE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.1 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, Medley has provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has

outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements.” Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. These risks include risks related to changes in the markets in which the Company invests, changes in the financial and lending markets, regulatory changes, general economic and business conditions, and uncertainties associated with the impact from the COVID-19 pandemic, including the global and U.S. capital markets, the global and U.S. economy, and the operational and financial performance of the portfolio companies in which the Company makes investments. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of Medley’s funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2019.